EMPLOYMENT AGREEMENT


                  AGREEMENT made as of the 19th day of August 1996, to be effective September 1, 1996 (the "Effective Date"), between Associated Communications, L.L.C. (formerly DMT, L.L.C.), a Delaware limited liability company (the "Company"), and Alex J. Mandl (the "Executive"), and, as to the last sentence of Section 4(d)(I) and Sections 4(d)(II), 4(d)(III), 4(f), 8(a)(ii), 10(c) and 14 hereof only, Microwave Services, Inc., a Delaware corporation ("MSI"), and Digital Services Corporation, a Virginia corporation ("DSC", and collectively with MSI, the "Original Shareholders").

                  The Board of Directors of the Company (the "Board") desires to provide for the employment of the Executive as a member of the Company's management. The Executive is willing to commit himself to serve the Company, on the terms and conditions herein provided.

                  In order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

                  2. Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment, for the period commencing on the Effective Date and ending on the sixth anniversary of the Effective Date, unless further extended as provided in this Section 2 or sooner terminated in the event that Executive's employment is terminated pursuant to Section 6 hereof (the "Term of Employment"). On the sixth and each subsequent anniversary of the Effective Date, the Term of Employment ---- shall automatically be extended for an additional year unless, not later than 180 days prior to any such anniversary, the Company or the Executive shall have given notice not to extend the Term of Employment.

                  3. Position and Duties. Commencing on the Effective Date and continuing for the remainder of the Term of Employment, the Executive shall be employed as Chairman of the Board and Chief Executive Officer of the Company. He shall have such authorities, duties and responsibilities customarily assigned to a Chairman of the Board and Chief Executive Officer of an enterprise like the company (including those associated with a public company if the Company becomes a Public Company, as such term is defined in Section 4(d)(I) below). The Executive shall be assigned no duties or responsibilities that are materially inconsistent with, or that materially impair his ability to discharge, the foregoing duties and responsibilities. He shall report solely and directly to the Board. Upon any termination of the Executive's employment with the Company, the Executive shall resign from the Board. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company; provided, however, that the Executive may also (a) serve on the boards of directors or trustees of the business enterprises listed on Exhibit A hereof, as well as any others to which the Board gives its written consent, which shall not be unreasonably withheld, (b) serve on the boards of directors or trustees of trade associations and/or charitable organizations or engage in charitable activities and community affairs, and (c) manage his personal investments and affairs, provided that such activities do not interfere with the proper performance of his duties and responsibilities under this Agreement.

                  4.  Compensation and Related Matters.

                           (a) Salary. The Company shall pay Executive a base
salary ("Base Salary") during the period of the Executive's employment hereunder, which shall be at an initial rate of five-hundred-thousand dollars ($500,000) per annum. The Base Salary may be adjusted from time to time as provided in the next paragraph and shall be paid in accordance with the Company's standard payroll procedure.

                           Prior to the third anniversary of the
Effective Date, the Base Salary shall be reviewed for increase effective on such third anniversary in the discretion of the Board. Thereafter, the Base Salary shall be reviewed at least annually for increase in the discretion of the Board. The Executive's Base Salary may not be decreased at any time during the Term of Employment.

  (b) Annual Bonus. For the Company's fiscal year in which the Term of Employment begins, the Company shall pay the Executive an amount equal to the product of five-hundred-thousand dollars ($500,000) multiplied by a fraction, the numerator of which is the number of calendar days of such fiscal year during which the Executive is employed hereunder, and the denominator of which is 366. With respect to each of the first three full fiscal years of the Company during the period of the Executive's employment hereunder, the Company shall pay the Executive an annual bonus of five-hundred-thousand dollars ($500,000). The respective bonus amounts referred to in the preceding sentences of this on 4(b) shall be paid within thirty (30) days after the end of the Company's fiscal year in respect of which such bonus amount is payable. With respect to the fourth and subsequent full fiscal years of the Company during the period of the Executive's employment hereunder, the Executive shall be entitled to an annual bonus in such amount and based upon such criteria as the Board may determine in its discretion.

   (c)  Non-Equity-Based Annual Compensation Programs.
Beginning on the third anniversary of the Effective Date, the Executive shall participate in all annual (but not long-term) executive compensation plans and programs of the Company which are not equity-based at a level commensurate with his seniority and position at the Company, provided that this Section 4(c) shall not duplicate the amount of any benefit provided pursuant to the last sentence of Section 4(b) hereof.

                           (d)  Company Appreciation Rights.

                                    (I)  As of the Effective Date, the Company
shall grant the Executive six separate Company Appreciation Rights ("CARs") which will expire on the tenth anniversary of the Effective Date and which will vest on the first through sixth anniversaries of the Effective Date, respectively, if the Executive shall be employed by the Company on the respective six anniversaries; provided, however, that, if the Executive's employment shall be terminated for any reason (other than a termination by the Company for "Cause," as defined in Section 6(c) hereof), the CAR which would otherwise have vested on the anniversary of the Effective Date next following the issuance of a Notice of Termination (as defined in Section 6(e) hereof, except in the case of termination due to death in which event the date of death shall be deemed to be the issuance of such Notice for this purpose) in connection with such termination shall vest on the Executive's Date of Termination (as defined in Section 6(f) hereof). Each vested CAR will entitle the Executive to receive, as soon as practicable after its Settlement Date (defined below) in accordance with the terms hereof, an amount equal to three percent (3%) (subject to adjustment as described below) of the amount by which the equity value of the Company on the Settlement Date (calculated based on the Fair Market Value, as defined below) exceeds the applicable Target Value, as set forth in the table below (subject to adjustment as described below). If on a Settlement Date the Company's equity securities which may be paid to the Executive upon settlement of a CAR are not listed and traded on a national securities exchange or on the Nasdaq National Market (if such equity securities are so listed and traded, the Company shall be deemed to be a "Public Company"), the amount to be paid to the Executive shall be paid as soon as practicable, and in any event within 120 days, after the Company has received notice of the final determination of the Company's Fair Market Value made in accordance with Section 4(d)(VI) hereof. In the discretion of the Board, the amount to be paid to the Executive may be paid in cash, equity securities of the Company, or any combination thereof, and/or such other form of consideration as the Board may determine in good faith; provided, that, if equity securities of the Company are used and more than one class of equity securities is outstanding, the Executive shall have the right to request an appraisal of the fair market value of such equity securities in accordance with the procedures set forth in Section 4(d)(VI) hereof for determining the Fair Market Value of the Company; and provided, further, that a form of consideration other than cash or equity securities of the Company can be used only with the consent of the Executive, which shall not be unreasonably withheld. If the Executive gives the Company notice that he does not consent to payment in such form, the Company shall pay him promptly in cash and/or equity securities of the Company. If equity securities of the Company are paid to the Executive, all such securities shall be of the same type as the securities owned at the time of payment by the Original Shareholders. If the equity securities of the Company delivered to the Executive upon the settlement of a CAR are of more than one class of security, the number of securities of each class so delivered shall bear the same proportionate relationship as the securities of such classes then owned by the Original Share holders (including for purposes of this Section 4(d)(I), their respective successors) bear to each other. If the Company becomes a Public Company pursuant to an initial public offering (the "IPO") of equity securities pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise, (A) the Company will, if requested in writing by the Executive, use its reasonable best efforts to cause to be included in any registration statement with respect to a public offering (including the IPO) of equity securities of the class or classes issued to the Executive upon settlement of a CAR or issued or issuable to the Executive upon exercise of an Option (as defined in Section 4(d)(V) below) an amount of such equity securities so issued to and owned by, or so issuable to, the Executive, as of the Conversion Date (as defined in Section 4(d)(V) below) (the total number of such equity securities, subject to adjustments for splits, combinations and the like, being referred to as the "Maximum Amount"), proportionate to the amount of such equity securities then owned by the Original Shareholders which are included in such registration statement (based on the total amount of such equity securities then owned by the Original Shareholders, and the Maximum Amount, respectively), and (B) in each of the four successive twelve-month periods, the first of which commences on the Conversion Date and each of the remaining three of which commences on each of the three respective subsequent anniversaries thereof, the Company will, if requested in writing by the Executive (which request with respect to the first such twelve-month period may not be made prior to six months after consummation of the IPO), use its reason-able best efforts to promptly cause to be registered under the Securities Act, and registered or qualified under such state securities laws as the Executive may reasonably request (provided that the Company shall not be required to consent to general service of process in any jurisdiction where it is not then so subject), for public sale by the Executive an amount of such equity securities constituting at least 25% of the difference between the Maximum Amount and the number of such equity securities, if any, sold by the Executive in the IPO (such difference being referred to as the "Maximum Annual Amount"); provided that in no event will the Executive sell publicly more than the Maximum Annual Amount in any such twelve-month period. Such registration rights shall not be transferable to any transferee of such equity securities (except to transferees referred to in clauses (i) and (ii) of the last sentence of Section 4(d)(IV) or in the last sentence of Section 4(d)(V)). In addition, such registration rights shall be subject to the Executive entering into underwriting (if applicable), indemnification, and other customary agreements, and to the Company's right to defer (or require the Executive to suspend sales pursuant to)

any such registration if (but only for so long as) it determines in good faith that such registration (or continued sales) would require disclosure which would be materially adverse to the Company's interests. The Company shall keep any registration statement filed under clause (B) above effective for at least 90 days (increased by the number of days, if any, that sales under any such registration statement are suspended as provided above). If sold in the public market, shares registered pursuant to this Section 4(d)(I) shall not be subject to the first refusal rights set forth below in Section 4(d)(III). The Company shall bear all registration expenses (exclusive of underwriting discounts and commissions) under this Section 4(d)(I) and shall provide the Executive with indemnification against liabilities under the securities laws in customary form.

      CAR                            Vesting                                     Target
                                       Date                                        Value

        1                         1st Anniversary                              $200 million

        2                         2nd Anniversary                              $250 million

        3                         3rd Anniversary                              $325 million

        4                         4th Anniversary                              $425 million

        5                         5th Anniversary                              $500 million

        6                         6th Anniversary                              $2.75 billion

The applicable percentage (initially three percent (3%)) shall be appropriately adjusted downward by the Board in good faith to reflect equity investments in the Company (whether such investments are made in cash or in kind and whether made prior to, on or after the Effective Date); provided, however, that (i) no such adjustment shall be made in respect of up to $25 million of equity investments in the Company to the extent such investments were or are made by the Original Shareholders or their respective affiliates prior to one year after the Effective Date, (ii) if equity investments in the Company in excess of $25 million up to a total of $75 million (i.e., $50 million over and above such $25 million) were or are made by the Original Shareholders or their respective affiliates prior to one year after the Effective Date, in lieu of adjusting the applicable percentage, the applicable Target Value of each CAR shall be adjusted upward by the amount of such excess equity investments and (iii) if equity invest ments in the Company not covered by clause (i) or (ii) above were or are made by the Original Shareholders or their respective affiliates, the appropriate adjustment in the applicable percentage in respect of such equity investments shall be based on (A) the amount of such equity investment, and (B) the Fair Market Value of the Company (determined in accordance with Section 4(d)(VI)) at the time of such equity investment. For purposes of this Section

4(d), equity investments made by the Original Sharehold ers or their respective affiliates shall include (and shall be deemed made at the time of the payment or advancement of), in addition to actual capital contributions or investments, amounts paid by the Original Shareholders or their respective affiliates to the Company in reim-bursement of costs or expenses incurred by or on behalf of the Company and the amount of the loan advanced by the Original Shareholders to the Executive pursuant to Section 4(d), provided that if the "DTS Systems Transfers" are "con summated" (with such quoted terms having the same meaning as in the Limited Liability Company Agreement, dated as of March 5, 1996 between the Original Shareholders (the "DMT L.L.C. Agreement")), the contribution to the Company of "DTS Licenses" (with such quoted term having the same meaning as in the DMT L.L.C. Agreement) pursuant thereto shall not be considered an investment for purposes of this Section 4(d).

The applicable Target Value of each CAR shall be appropriately adjusted downward dollar for dollar by the Board in good faith to reflect distributions from the Company in respect of equity interests in the Company (whether such distributions are made in cash or in kind); provided, however, that no adjustment shall be made with respect to distributions for tax liabilities attributable to such equity interests. For the thirty-day period immediately following the Company's notice to the Executive that an additional non-cash equity investment has been made in the Company (other than a non-cash equity investment pursuant to the DTS Systems Transfers) , or that the Company has made a non-cash distribution in respect of equity interests in the Company (which notice the Company agrees to provide within fifteen (15) days following any such investment or distribution) the Executive shall have a right to request an appraisal of the fair market value of such equity investment or distribution in accordance with the procedures set forth in Section 4(d)(VI) hereof. In the event the Company fails to give notice to the Executive as provided in the preceding sentence, the thirty-day period during which the Executive may request such appraisal shall commence on the first date, after the end of the fifteen
(15) day notice period for the Company, on which the Executive knows of the applicable equity investment or distribution. Any appraisal so requested shall be made only at the first subsequent Settlement Date, unless the Company, in its discretion, decides to have the appraisal made earlier; provided, however, that if the aggregate value of all such non-cash equity investments or distributions, respectively, would reasonably be estimated to exceed $50 million, the Executive may include in the foregoing request a request for a current appraisal (including of the dilutive effect of such investments) in which event an appraisal thereof in accordance with Section 4(d)(VI) shall be made as promptly as reasonably possible. In the case of an equity investment in cash whereby equity interests in the Company of a different class from the equity interests held by the Original Shareholders are issued, the Executive may request an appraisal of the dilutive effect of such investment on equity interests and the CARs, in which event an appraisal in accordance with
Section 4(d)(VI) shall be made as promptly as practicable. It shall be a condition to the Executive's receipt of an Equity Interest (as defined in Section 4(d)(II) below) that, if requested by the Company, the Executive becomes a party to the DMT L.L.C. Agreement as then in effect, or any analogous partnership, stockholders or other governance agreement (with respect to any successor partnership or corporate entity) to which the Original Shareholders (or their successors) are parties (such DMT L.L.C. Agreement or analogous agreement being sometimes referred to as a "Company Governance Agreement"). The Company shall give the Executive written notice of any changes (which notice shall include the full text of such changes) which are made in the Company Governance Agreement from time to time, such notice to be given within fifteen
(15) days following any such change. It is agreed that if the Executive becomes a party to a Company Governance Agreement, in the event of any conflict or inconsistency between the respective rights and obligations of the Executive, the Company and the Original Shareholders thereunder and under this Agreement, the provisions of this Agreement shall control.

   (II)  If the Original Shareholders
(including for purposes of this Section 4(d)(II) and Section 4(d)(III), their respective successors) shall sell to a third party any of their equity interests in the Company at a time (whether or not during the Term of Employment) when the Executive holds vested CARs or owns any equity interest in the Company as a result of the settlement of any CAR or otherwise (an "Equity Interest"):

                  (A) The Original Shareholders shall require the purchaser of their equity interests to purchase, at the

Executive's election, the same percentage of the aggregate of the Executive's vested CARs (treating such vested CARs as if the date of purchase were a Settlement Date and the vested CARs had been converted into an Equity Interest as provided in Section 4(d)(I) above immediately prior to such purchase) and Equity Interest as the percentage of the aggregate equity interests of the Original Shareholders which is being purchased; the purchase from the Executive shall be made on the same terms and for the same consideration as the purchase from the Original Shareholders; and

                  (B) The Original Shareholders, at their election, may require the purchaser of their equity interests to purchase, and the Executive to sell, the same percentage of the aggregate of the Executive's vested CARs (treating such vested CARs as if the date of purchase were a Settlement Date and the vested CARs had been converted into an Equity Interest as provided in Section 4(d)(I) immediately prior to such purchase) and Equity Interest as the percentage of the aggregate equity interests of the Original Shareholders which is being purchased; the Original Shareholders, in their discretion, may direct the Company to vest part or all of the Executive's unvested CARs immediately prior to such date of purchase; any purchase from the Executive shall be made on the same terms and for the same consideration as the purchase from the Original Shareholders.

                                    (III)  Upon the terms and subject to the
conditions of this Section 4(d)(III), the Executive grants the Original Shareholders a right of first refusal with respect to any sale or other disposition for value by the Executive (a "Transfer") of any Equity Interest.

                                    (i)  If the Executive desires to effect a
Transfer of some or all of his Equity Interest pursuant to a bona fide offer
(an "Offer") from any person or entity (an "Offeror"), the Executive shall give written notice of such Offer (a "First Refusal Notice") to each of the Original Shareholders. The First Refusal Notice shall specify the number or amount of securities comprising the Equity Interest proposed to be transferred pursuant to such Offer (the "First Refusal Interest"), the price proposed to be paid by the Offeror (the "Offer Price"), the identity of the Offeror and the other terms and conditions of such Offer, and shall be accompanied by a true and correct copy of the Offer. If any part of the consideration proposed in the Offer consists of other than cash, the price proposed to be paid pursuant to such Offer shall be deemed to include the fair market value of such non-cash consideration, as determined in good faith by the Board. If the Executive objects to the fair market value, as so determined, the Executive may require that the Company obtain a determination of the fair market value of such non-cash consideration pursuant to the procedures set forth in
Section 4(d)(VI) hereof for determining the fair market value of the Company, and such determination shall be final and binding on all parties.

    (ii)  Each Original Shareholder shall have
the option to purchase the First Refusal Interest at the Offer Price and on such other terms as are set forth in the Offer, by giving notice to the Executive within thirty (30) days of receipt by such Original Shareholder of the First Refusal Notice (an Original Shareholder which gives such notice being referred to as an "Accepting Original Shareholder"), and by purchasing such First Refusal Interest for the Offer Price in cash, against delivery of the First Refusal Interest (with appropriate transfer documentation) free and clear of any liens or encumbrances within fifteen (15) days following the expiration of such thirty (30) day period; provided, however, that if Accepting Original Shareholders elect in the aggregate to purchase more than 100% of the First Refusal Interest, then the portion of the First Refusal Interest which may be purchased by any Accepting Original Shareholder that has elected to purchase more than such Accepting Original Shareholder's Pro Rata Share (as defined below) of the First Refusal Interest shall be reduced (based on each such Accepting Original Shareholder's Pro Rata Share), but not below such Accepting Original Shareholder's Pro Rata Share; and provided, further, that the date for such purchase may be deferred solely to the extent necessary to obtain any governmental consents or approvals required to complete such purchase or, if applicable, to the extent necessary to complete the determina tion of the fair market value of any non-cash consideration proposed to be paid by the Offeror, as provided in subparagraph (i) above. For purposes of this paragraph (ii) of this Section 4(d)(III), an Accepting Original Shareholder's "Pro Rata Share" shall be the percentage which such Accepting Original Shareholder's ownership interest in the Company represents of the ownership interest in the Company of all Accepting Original Shareholders.

                                    (iii)  If the Original Shareholders do not
give timely notice of their election to purchase the entire First Refusal Interest, or if such notice is timely given but the Accepting Original Shareholders fail to purchase the entire First Refusal Interest within the applicable time period specified in this Section 4(d)(III), then the Executive may, within the 90-day period immediately following the expiration of the period during which the Original Shareholders may give no tice of such election, or, if applicable, within the 90-day period immediately following such failure to purchase the entire First Refusal Interest, transfer the First Refusal Interest to the Offeror at a price not less than the Offer Price and on the same terms and subject to the same conditions as were set forth in the First Refusal Notice. If the Executive does not complete such Transfer within such 90-day period, no subsequent Transfer of all or any part of his Equity Interest may be made without again complying with this Section 4(d)(III), it being understood and agreed that the retention by the Executive of a security interest in some or part of the First Refusal Interest which is transferred shall not mean that such Transfer has not been completed.

                                    (iv)  If the Executive fails to comply
with this Section 4(d)(III) with respect to all or any part of his Equity Interest (including without limitation any beneficial interest therein), any attempted or purported Transfer thereof shall be void and of no force or effect.

                           (IV)  Upon any termination of Executive's
employment, the Executive's CARs which have not vested on or before the Date of Termination shall be forfeited. No Settlement Date shall occur with respect to forfeited CARs. Except to the extent provided in Section 4(d)(II) hereof, CARs held by the Executive (whether vested or not) can be transferred (i) during his lifetime only by gratu-itous transfers to immediate family members or to trusts for their benefit, and
(ii) upon his death by his will or the laws of descent and distribution.

                                    (V)  Except to the extent previously
settled pursuant to Section 4(d)(II) hereof, the Settlement Date of each vested CAR shall occur, at the Executive's election, at any time after its vesting and before the tenth anniversary of the Effective Date, even if the Term of Employment shall have already ended. Notwithstanding the foregoing, if any vested CAR shall still be outstanding on the tenth anniversary of the Effective Date, such anniversary shall be its Settlement Date (and it shall automatically be settled and thereby expire). If the Company becomes a Public Company, the Board shall effect as promptly as practicable the conversion (the "Conversion") of each outstanding CAR (whether or not vested) into a stock option ("Option"), effective as of the date the Company becomes a Public Company (such date being referred to as the "Conversion Date"), having the same vesting schedule, vesting rights (including upon termination of employment) and term as the CAR being converted, commencing with the Effective Date. In converting the CARs into Options, the Board shall proceed in good faith and on an equitable basis so as to preserve the value and economic opportunities previously represented by the CARs. If on the Conversion Date there are outstanding equity interests of the Company of a different class than the shares of common stock for which, as a result of the Conversion, the Options will be exercisable, the terms of the Conversion as determined by the Board shall be subject to review, at the Executive's request, in accordance with the procedures described in Section 4(d)(VI), including, without limitation, determination of the exercise price and the number of shares subject to the Options. Each Option shall be exercisable for shares of a class of common stock of the Company that is listed on a national securities exchange or on the Nasdaq National Market. Pursuant to the Conversion, each CAR shall become an Option to acquire shares having an aggregate value (val ued at the average closing price of a share over the first twenty (20) days of public trading of such class of shares commencing on the Conversion Date or, if, in accordance with Section 4(d)(I), the Executive is selling shares in the IPO whereby the Company becomes a Public Company, valued at the price per share to the public of such shares in the IPO (the "Share Value")) equal to the product of multiplying (1) the equity value of the Company on the Conversion Date, which, unless on the Conversion Date there are outstanding equity interests of the Company of a different class than the shares of common stock for which, as a result of the Conversion, the Options will be exercisable, shall be the Share Value times the number of outstanding shares of common stock of the Company as of the Conversion Date (and in any event the determination of such equity value shall take the Share Value into account) by
(2) the applicable percentage for the CAR as set forth in Section 4(d)(I), as adjusted in accordance with that Section (the "CAR Percentage"). Such Option shall have an aggregate exercise price equal to the product of multiplying (1) the Target Value of the CAR, as adjusted if applicable, on the Conversion Date by (2) the CAR Percentage. Such Option shall provide that in the event that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event occurs that affects the stock subject to the Option so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Option holder, then the Option shall, in such manner as is equitable, be adjusted as to any or all of
(i) the number and kind of shares of stock which may thereafter be issued in connection with the Option and (ii) the exercise price of the Option. Any dispute arising under the prior sentence shall be resolved in accordance with the procedures described in Section 15. Each Option (when otherwise exercisable)

may be exercised in full, or in part, at the Executive's election. Any part of the exercise price of any Option may, at the Executive's election, be paid through the withholding of shares subject to the Option with a value equal to the portion of the exercise price to be paid in shares. In addition, any part of the exercise price of any Option and any related tax withholding amount may, at the Executive's election, be paid through a cashless exercise procedure that affords the Executive the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the

Option exercise price and/or to satisfy tax withholding obligations relating to the Option (and if such tax withholding obligations are not satisfied through such cash, the Executive shall, as a condition of such exercise, pay to the Company, or make arrangements satisfactory to the Company for the payment of, the full amount of such tax withholding obligations), provided that such cashless exercise procedure shall be available only if at the time of such exercise the shares subject to the Option being exercised are freely transferable without restriction under the Securities Act, state securities or "blue sky" laws or otherwise. Any Option held by the Executive (whether vested or not) may be transferred (1) during his lifetime only by gratuitous transfers to immediate family members or to trusts for their benefit, and (2) upon his death by his will or the laws of descent and distribution.

                                    (VI)  For purposes of this Agreement,
except as otherwise expressly provided in this Agreement, (A) the "Fair Market Value" of the Company on any Settlement Date on which the Company is not a Public Company (or on any other date for which a valuation of the Company is required by this Agreement), (B) the fair market value of any non-cash consideration or property the value of which is to be determined under this
Section 4(d) (including, if required by Section 4(d)(V), the terms of the Conversion) and (C) if required by Section 4(d)(V), the dilutive effect of any equity investments or distributions on equity, shall be determined in accordance with the following procedure: The Executive and the Company shall each select a nationally recognized appraiser, which shall determine the valuation or other issue in question. If, in the case of a valuation issue, the higher of the two original appraisal values is not more than ten percent (10%) above the lower appraisal value, the value in question shall be the value agreed upon by the two original appraisers or, in the absence of such an agreement, the value in question shall be the average of the two original appraisal values. If, in the case of a valuation issue, the higher of the two original appraisal values is more than ten percent (10%) above the lower appraisal value, the two appraisers shall select a third nationally recognized appraiser who shall determine a value which shall be at least equal to the lower appraisal value and whose determination of the value in question shall be final and binding on all parties. In the case of any other issue, if either appraiser concludes that the two appraisers are not in substantial agreement, the two appraisers shall select a third nationally recognized appraiser who shall resolve the remaining differences and whose determination shall be final and binding on all parties. All costs and expenses relating to any appraisal or review conducted under this Section 4(d)(VI) shall be borne by the Company.

                                    (VII)  For purposes of this Section 4(d),
equity securities of the Company which are identical except for voting rights shall not be deemed to be equity securities of different classes.

                           (e)  Special Payment.  During the Term of
Employment, the Company shall make no distributions to its members (other than for tax liabilities attributable to their interests in the Company) until the fifth anniversary of the Effective Date unless the Company first makes a payment to the Executive in the amount of five million dollars ($5,000,000). Promptly upon the fifth anniversary of the Effective Date, if the Executive has not previously received a payment of five million dollars ($5,000,000) pursuant to either the immediately preceding sentence or clause (iii) of Section 8(a) hereof, the Company shall pay the Executive the following amount, and the Executive shall have no further rights under this Section 4(e):

                                    (i)  If the Executive is employed hereunder
on such fifth anniversary of the Effective Date, the amount of five million dollars ($5,000,000);

                                    (ii)  If the Executive's employment has
been terminated by the Company for Cause prior to such fifth anniversary, an amount equal to one million dollars ($1,000,000) for each completed year of employment hereunder;

                                    (iii)  If the Executive's employment has
been terminated by the Executive without Good Reason prior to such fifth anniversary, an amount equal to eighty-three thousand three hundred and thirty-three dollars ($83,333) for each completed month of employment hereunder; and

                                    (iv)  If the Executive's employment has
been terminated for any other reason prior to such fifth anniversary, the amount of five million dollars ($5,000,000).

Any payment made pursuant to this Section 4(e) shall not be offset by any payment received, or to be received, by the Executive pursuant to any other provision of this Agreement.

                           (f)  Recourse Loan.  As of the Effective Date, the
Original Shareholders shall loan the Executive (in proportion to their respective equity interests in the Company) the aggregate amount of fifteen million dollars ($15,000,000). The Executive shall be personally liable, subject to the terms of this Agreement, for the repayment of such loans, which shall become due and payable in full on the fifth anniversary of the Effective Date. Interest shall accrue on such loans at the "Applicable Federal Rate", determined in accordance with section 1274(d) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). On each of the first two anniversaries of the Effective Date, if, and only if, the Executive shall be employed by the Company on such anniversary date, all interest then accrued on such loans and one-fifth (1/5) of the principal amount of such loans shall automatically be forgiven. Upon any termination of the Executive's employment for Cause prior to the fifth anniversary of the Effective Date, the entire outstanding principal balance of such loans and all accrued interest thereon shall become due and payable immediately. Upon the earlier to occur of the fifth anniversary of the Effective Date (if, and only if the Executive shall be employed by the Company on such date) or any termination of the Executive's employment prior to the fifth anniversary of the Effective Date by the Company (other than for Cause), by the Executive for Good Reason (as defined in Section 6(d)(i) hereof), or by reason of the Executive's death or Disability, the entire outstanding principal balance of such loans and the accrued interest thereon shall automatically be forgiven. If the Executive's employment is terminated by the Executive prior to the fifth anniversary of the Effective Date (other than for Good Reason or by reason of his death or Disability), forgiveness of outstanding principal and accrued interest of such loans (beyond amounts required to be forgiven pursuant to the fourth sentence of this Section 4(f)) shall not occur, and the remaining principal and accrued interest of such loans shall immediately become due and payable. On September 3, 1996, the Executive shall execute promissory notes evidencing such loans substantially in the forms attached hereto as Exhibits B-1 and B-2, respectively. The parties acknowledge that such promissory notes may be assigned by the Original Shareholders to the Company, in which case the rights and obligations under such notes shall inure to the benefit of and be binding upon, and shall be enforceable by, the Company; provided that no such assignment shall occur prior to the earlier of (i) the second anniversary of the Effective Date and (ii) the Company having raised an aggregate of $150 million of equity or debt financing.

                           (g)  Non-Equity-Based Benefit Plans.  The Executive
shall be entitled to participate in or receive benefits under any "employee benefit plan" (as currently defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or employee benefit arrangement which is not equity-based and is made available by the Company from time to time during the period of the Executive's employment hereunder to its executives and key management employees, on terms and conditions commensurate with his position at the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements; provided, however, that there shall be no duplication of the benefits or compensation elements created by this Agreement; and provided, specifically, without limitation, that there shall be no duplication of amounts paid in respect of the annual bonuses and annual bonus opportunities provided by Sections 4(b) and 4(c) hereof.

                           (h)  Expenses.  The Executive shall be entitled to
receive prompt reimbursement for all reasonable and customary expenses incurred by the Executive in performing services hereunder during the Term of Employment, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company. The Executive shall be entitled to receive prompt reimbursement for his reasonable legal and public relations expenses incurred in connection with the execution of this Agreement.

                           (i)  Place of Employment; Services Furnished.  The
Executive shall be based in the Company's principal executive offices, currently located in the Washington, D.C. area, except for reasonable required travel on Company business. The Company shall furnish the Executive with appropriate office space and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof. If the Company's principal executive offices shall be moved out of the Washington, D.C. area, the Company shall promptly reimburse the Executive for the reasonable costs of relocating his family, and principal residence, to the new location of such offices.

                  5. Offices. At the reasonable request of the Company, the Executive agrees to serve without additional compensation as a director of any of the Company's subsidiaries and in one or more executive offices of any of the Company's subsidiaries or affiliates.

                  6.  Termination.

                           (a)  Death.  The Executive's employment hereunder
shall terminate upon his death.

                           (b) Disability.  If, as a result of the Executive's
incapacity due to physical or mental illness (as determined by a medical doctor chosen by the Company and reasonably satisfactory to the Executive or his legal representative), the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of one-hundred-eighty (180) consecutive days, the Executive's employment hereunder shall be terminated for Disability.

                           (c)  Cause.  The Company may terminate the
Executive's employment hereunder for "Cause".  For purposes of this Agreement,

the Company shall have "Cause" to terminate the Executive's employment hereunder if (i) the Executive is convicted of a felony; or (ii) the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material harm to the Company, monetarily or otherwise, unless the Executive reasonably believed in good faith that such act or non-act was in (or not opposed to) the best interests of the Company). Unless the Executive has been convicted of a felony, no termination for Cause shall take effect unless the following provisions of this paragraph shall have been complied with. The Board shall give the Executive written notice of its intention to terminate him for Cause, such notice (i) to state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based and
(ii) to be given within four (4) months of the Board learning of such circumstances. The Executive shall have ten (10) days, after receiving such special notice, to cure such grounds, to the extent such cure is possible. If he fails to cure such grounds to the Board's satisfaction, the Executive shall then be entitled to a hearing by the Board, during which he may, at his election, be represented by counsel. Such hearing shall be held within thirty (30) days of his receiving such special notice, provided he requests a hearing within fifteen
(15) days of receiving the notice. If the Board gives written notice to the Executive within five (5) days following such hearing confirming that, in the good faith judgment of a majority of the Board, Cause for terminating him on the basis set forth in the original notice exists, he shall thereupon be terminated for Cause.

                           (d)  Termination by the Executive.

                                (i)  The Executive may terminate his employment
hereunder for "Good Reason", which, for purposes of this Agreement, shall mean any failure by the Company or the Original Shareholders to comply with any material provision of this Agreement required by the terms hereof to be complied with by such entity (including, without limitation, any breach of any of the Company's obligations under Sections 3, 4(a), 4(b), 4(c), 4(d), 4(e), 4(f), 8(a), 9 or 15) that has not been cured within twenty (20) days after written notice of such noncompliance (specifying in reasonable detail the particulars of such noncompliance) has been given by the Executive to the Company.

                                    (ii) The Executive may terminate his
employment hereunder without Good Reason, upon giving four months notice to the Company (which notice period shall end earlier if the Company's designated successor to the Executive commences employment with the Company before the end of such period).

                           (e)  Notice of Termination.  Any termination of the
Executive's employment by the Company or by the Executive (other than termination pursuant to Section 6(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 17 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, except that in the case of a termination by the Company without Cause, or a termination by the Executive without Good Reason, the Notice may merely state that Cause/Good Reason for termination is not claimed.

                           (f)  Date of Termination.  "Date of Termination"
shall mean the following: (i) if the Executive's employment is terminated by his death, the date of his death; (ii) if the Executive's employment is terminated pursuant to Section 6(b) hereof, thirty (30) days after the Notice of Termination is given; (iii) if the Executive's employment is terminated pursuant to Section 6(c) hereof, the date specified in the Notice of Termination; (iv) if the Executive's employment is terminated pursuant to
Section 6(d)(i) hereof, thirty (30) days after the Notice of Termination is given; (v) if the Executive's employment is terminated pursuant to Section 6(d)(ii) hereof, the date determined in accordance with said Section; and (vi) if the Executive's employment is terminated by the Company without Cause, thirty
(30) days after the Notice of Termination is given. Notwithstanding the immediately preceding sentence, if within thirty (30) days after any Notice of Termination is given the party re ceiving such Notice of Termination notifies the other party in good faith that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a binding and final arbitration award. Anything herein to the contrary notwithstanding, if the Executive gives Notice of Termination on the basis of Good Reason, his absence from employment after the 30th day following such notice shall not constitute a basis for termination for Cause.

                  7.  Compensation Upon Termination or During Disability.

                           (a)  During any period that the Executive fails to
perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to receive his Base Salary at the rate and frequency then in effect for such period and all other compensation and benefits provided herein until his employment is terminated pursuant to Section 6(b) hereof, provided that payments so made to the Executive shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

                           (b)  If the Executive's employment is terminated
(i) by his death, (ii) for Disability under

Section 6(b) hereof, (iii) by the Company for Cause under Section 6(c) hereof, or (iv) by the Executive without Good Reason, the Company shall promptly pay the Executive (or the Executive's legal representative in accordance with Section 15(b) hereof) his (A) Base Salary through the Date of Termination at the rate in effect on the Date of Termination (plus, in the case of termination due to death, Base Salary at that rate through the ninetieth (90th) day after the date of death); (B) any amounts due the Executive through the Date of Termination pursuant to Section 4 hereof, provided that the Company's post-termination obligations with respect to CARs shall be as provided pursuant to Section 4(d) hereof; and (C) any other or additional benefits to be provided in accordance with pertinent plans, programs, or obligations of the Company.

                           (c)  If (A) the Company shall terminate the
Executive's employment (other than for Cause), (B) the Executive shall terminate his employment for Good Reason or (C) the Executive's employment shall be terminated for Disability, then, subject to the Executive's continuing compliance with Section 12 hereof (provided that the Company's post-termination obligations with respect to CARs, which are provided for in Section 4(d) hereof, shall not be subject to such compliance),

                                    (i)  the Company shall promptly pay the
Executive his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, any previously awarded but unpaid bonus for any fiscal year completed prior to the Date of Termination, all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under this Agreement or any compensation plan or program of the Company, at the time such payments are due, and a pro-rata bonus for the year of termination based on his prior year's bonus award (or, if the Date of Termination shall occur prior to the end of the first full fiscal year of the Company during the Term of Employment, based on an annual bonus of five-hundred thousand dollars ($500,000));

                                    (ii)  in lieu of any further salary or
bonus payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as severance to the Executive an amount (the "Severance Amount") equal to two (2) times the sum of (A) the Executive's annual Base Salary rate in effect as of the Date of Termination (or, if the termination is for Good Reason based on a reduction in Base Salary, then the rate shall be the rate in effect immediately prior to such reduction), plus (B) if the Date of Termination occurs on or before December 31, 1999, a deemed annual bonus of five-hundred-thousand dollars ($500,000); the Severance Amount shall be paid in substantially equal installments and in the same manner and over the same period of time as the Executive's salary payments would have been made, except that if the Date of Termination occurs within the two-year period immediately following a "Change in Control" (as defined in Section 8 hereof) the Severance Amount shall be paid in a single lump sum payment within the ten-day period immediately following such Date of Termination;


                                    (iii) the Company shall maintain in full
force and effect, for the continued benefit of the Executive for two years, each "employee welfare benefit plan" (as defined in section 3(1) of ERISA) in which the Executive was entitled to participate immediately prior to the Date of Termination (with no reduction in benefits), provided that the Executive's continued participation is possible under the general terms and provisions of such plans. In the event that the Executive's participation in any such plan is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under the plan from which his continued participation is barred (with no reduction in benefits); and

                                    (iv)  the Company shall promptly pay to
the Executive (A) any other amounts due and owing to the Executive under Section 4 of this Agreement and (B) any other or additional benefits to be provided in accordance with pertinent plans, programs and obligations of the Company.

                           (d)  After completing the payments and providing
the benefits required by this Section 7 and Section 4 hereof, the Company shall have no further obligations to the Executive under this Agreement except as expressly set forth in Sections 9, 10, 14 and 15 hereof. Any amounts due under this Section 7 and Section 4 hereof are in the nature of compensation or severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

                  8.  Change in Control of the Company.

                           (a)  Notwithstanding any other provision of this
Agreement, if a "Change in Control" (as defined in Section 8(b) hereof) shall occur while the Executive is employed by the Company hereunder, (i) all of the Executive's outstanding CARs shall immediately vest, (ii) the principal balance remaining of the loans to the Executive pursuant to Section 4(f) hereof (and all accrued interest thereon) shall automatically be forgiven, and (iii) if the Company has not previously made a payment in full to the Executive pursuant to
Section 4(e) hereof, the Company shall immediately pay the Executive the sum of five million dollars ($5,000,000) less any amounts previously paid the Executive pursuant to Section 4(e), in complete settlement of the Executive's rights pursuant to such Section 4(e).

                           (b)  For purposes of this Agreement, a Change in
Control shall occur if (i) any person or entity, or group of affiliated persons or entities, other than the Original Shareholders and/or their respective affiliates (for this purpose, the Executive shall be deemed to be an affiliate of the Original Shareholders), acquires membership interests, stock or other equity interests of the Company representing more than 50% of the voting power of all such outstanding membership interests, stock or other equity interests,
(ii) the majority of the Board (or comparable governing group) consists of persons who are designees of any person or entity or group of affiliated persons or entities which hold membership interests, stock or other equity interests in the Company, other than the Original Shareholders and/or their respective affiliates (for this purpose the Executive shall be deemed a designee of the Original Shareholders), (iii) the Company adopts a plan of liquidation providing for the distribution of all or substantially all of its assets, or (iv) all or substantially all of the business enterprise of the Compa-ny is disposed of pursuant to a sale of assets transaction or a merger, consolidation or similar transaction in which the Company is not the surviving entity (unless (A) no person or entity, or group of affiliated persons or entities, other than the Original Shareholders and/or their respective affiliates (for this purpose, the Executive shall be deemed to be an affiliate of the Original Shareholders) owns immediately after such transaction membership interests, stock or other equity interests of the entity which succeeds to the business of the Company as a result of such transaction representing more than 50% of the voting power of all such outstanding membership interests, stock or other equity interests, (B) a majority of the board of directors (or comparable governing body) of the entity which succeeds to the business of the Company as a result of such transaction consists of persons (or persons designated by such persons) who constituted a majority of the Board of the Company immediately prior to such transaction, and (C) such successor entity assumes in writing the Company's obligations hereunder and, with respect to the CARs, agrees in writing to substitute for the CARs on an equitable basis equity-based awards having the same vesting schedule as the CARs, the same period of time during which the Executive can exercise a right equivalent to the settlement right associated with the CARs and otherwise providing substantially equivalent economic opportunity to that afforded by the CARs determined, if the Executive requests, as provided in Section 4(d)(VI) (it being understood and agreed that if the common stock of such successor entity is listed and traded on a national securities exchange or the Nasdaq National Market, such substitution will be effected through the conversion of the CARs into stock options for the purchase of such common stock, or other equity based awards of such entity having the same economic value, in the manner described in Section 4(d)(V)). For purposes of this Agreement, "affiliate" (or derivations thereof, i.e., "affiliated") of any person or entity means any other person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such person or entity; and for purposes of such definition, "control" when used with respect to any person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities or other equity interests, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  9. Gross-Up Payment. In the event that the aggregate of any payments or benefits made or provided to the Executive under this Agreement

(other than any payment pursuant to this Section 9) and under any other plans, programs or arrangements of the Company (the "Aggregate Payment") is determined to constitute a Parachute Payment, as such term is defined in Section 280G(b)(2) of the Code, or any successor provision, then, subject to the last sentence of this Section 9, the Company shall pay to the Executive, prior to the time any excise tax imposed by Section 4999 of the Code, or any successor provision ("Excise Tax"), is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether an Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of payment shall be made by an independent Tax Auditor (the "Tax Auditor") jointly selected by the Company and the Executive and paid by the Company. The Tax Auditor shall be a nationally recognized United States public accounting firm that has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any affiliate thereof. If the Executive and the Company cannot agree on a firm to serve as the Tax Auditor, then the Executive and the Company shall each select one nationally recognized United States accounting firm and those two firms shall jointly select the accounting firm to serve as the Tax Auditor. Notwithstanding the foregoing (but subject to the last sentence of this Section
9), in the event that the amount of the Executive's Excise Tax liability is subsequently determined to be greater than the Excise Tax liability with respect to which an initial payment to the Executive under this Section 9 has been made, the Company shall pay to the Executive an additional amount with respect to such additional Excise Tax (and any interest and penalties thereon) at the time that the amount of the actual Excise Tax liability is finally determined, such additional amount to be calculated in the same manner as such initial payment. The Executive and the Company shall cooperate with each other in connection with any proceeding or claim relating to the existence or amount of liability for Excise Tax, and all expenses relating to any such proceeding or claim (including all reasonable attorney's fees and other expenses incurred by the Executive in connection therewith) shall be paid by the Company promptly upon written demand by the Executive. Notwithstanding any of the foregoing provisions of this Section 9, the aggregate amounts payable to the Executive pursuant to this Section 9 with respect to the Excise Tax liability (exclusive of the aforesaid expenses incurred by the Executive in connection therewith) shall not exceed one million dollars ($1,000,000).

                  10.  Indemnification.

                           (a)  The Company agrees that (i) if the Executive
is made a party, or is threatened to be made a party, to any proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust, person or other entity, including service with respect to employee benefit plans, whether or not the basis of such proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, or (ii) if any claim, demand, request, threat, or request for information, documents or testimony (collectively, "Claim") is made, or is threatened to be made, that arises out of or relates to the Executive's service in any of the foregoing capacities, then the Executive shall promptly be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's limited liability company agreement, certificate of incorporation, bylaws, or other corporate governance documents or, if greater, by the laws of the State of Delaware, against any and all costs, expenses, liabilities and losses (including, without limitation, reasonable attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other person or entity, and shall inure to the benefit of the Executive's heirs, beneficiaries, executors, administrators and other representatives and successors. The Company shall pay all reasonable out-of-pocket costs and expenses incurred by the Executive in connection with any such proceeding or Claim within fifteen (15) days of receiving written notice requesting such payment and provid ing evidence reasonably satisfactory to the Company of the Executive's incurrence of such costs and expenses. Such notice shall include an undertaking by the Executive to repay the amount of such payment if he is ultimately determined not to be entitled to indemnification against such costs or expenses. Notwithstanding the foregoing provisions of this Section 10(a), the Company shall not indemnify and hold harmless the Executive, and shall not pay any costs or expenses incurred by the Executive, in connection with any action, suit or proceeding by the Executive against the Company or any of its directors, officers, subsidiaries or affiliates; provided that this sentence shall not affect the Executive's right to indemnification and payment of costs and expenses if the Company is made a party to a third party action, suit or proceeding against the Executive, but no such right to indemnification or payment shall apply with respect to any claim (other than a claim for indemnification under this Section 10(a) to which the Executive is otherwise entitled), counterclaim or cross-claim by the Executive against the Company or any of its directors, officers, subsidiaries or affiliates.

                           (b)  Neither (i) the failure of the Company
(including its Board, independent legal counsel or stockholders) to have made a determination, in connection with any request for payment or reimbursement under
Section 10(a), that the Executive has satisfied any applicable standard of conduct, nor (ii) a determination by the Company (including its Board, independent legal counsel or stockholders) that the Executive has not satisfied any applicable standard of conduct, shall create a presumption that the Executive has not met an applicable standard of conduct.

                           (c)  Until such time as the Company shall obtain
officers' and directors' liability insurance coverage providing protections to the Executive (as part of a policy covering officers and directors of the Company, generally) as comprehensive as possible (taking into account scope, exclusions, deductibles, maximum liability and other factors) for an annual premium not exceeding $100,000, the guarantee provided in Section 14 hereof shall remain in full force and effect with respect to Section 10(a) hereof (whether or not it has terminated for all other purposes); it being understood and agreed that from and after the time such guarantee is no longer in effect with respect to Section 10(a) hereof until the termination of the Executive's employment with the Company, the Company will continue to maintain the aforesaid officers' and directors' liability insurance to the extent available at an annual premium not exceeding $100,000.

                  11. No Offset; No Mitigation. If the Executive's employment is terminated for any reason during the Term of Employment, the Executive shall not be required to mitigate damages by seeking other employment, and there shall be no offset against amounts due the Executive under this Agreement on account of (i) any remuneration or benefits attributable to any subsequent employment that the Executive may obtain or (ii) any claims the Company or any of its affiliates may have against the Executive.

                  12.  Confidentiality, Noncompetition and  Nonsolicitation.

                           (a)  The Executive will not, during or after the
Term of Employment, disclose to any entity or person any information (including, but not limited to, information about customers or about the design, manufacture or marketing of products or services) (i) which is not generally known to the public (other than through the Executive's own breach of this Agreement); (ii) which relates to the business of the Company or any of its subsidiaries; (iii) which is treated as confidential by the Company; and (iv) to which the Executive gains access by reason of his position as an employee or director of the Company, except as such disclosure (i) is required or appropriate in connection with his work as an employee of the Company, or (ii) is required by a court of law, by any governmental agency having supervisory authority over the business of the Company, or by any other person or body with apparent jurisdiction to order him to disclose such information.

                           (b) While the Executive continues to be an employee
of the Company and for the two-year period immediately following his Date of Termination (or if the Executive's employment is terminated by the Company without Cause or by the Executive with Good Reason, for the one-year period immediately following his Date of Termination), the Executive shall not, except as permitted by the Company upon its prior written consent, (i) enter, directly or indirectly, into the employ of or render or engage in, directly or indirectly, any services to any person, firm, corporation or other entity that is in competition (or is actively planning to engage in competition) with the Company with respect to (x) any local loop business (if the Company is engaged in such business on the Date of Termination), (y) any business actively conducted by the Company on the Date of Termination or (z) any business which, on the Date of Termination, the Company plans to enter pursuant to a business strategy in the development of which the Executive actively participated and which was adopted by the Board before the Executive's termination of employment (any of the foregoing being referred to herein as a "Competitive Business"), or
(ii) become interested, directly or indirectly, in any such person, firm, corporation or other entity as an individual, partner, member, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity. The ownership of three percent (3%) of any class of the outstanding securities of any corporation, even though such corporation may conduct (or be planning to conduct) a Competitive Business, shall not be deemed as constituting an interest which violates clause (ii) of the immediately preceding sentence. Further, the Executive shall not be deemed to have violated the first sentence of this Section 12(b) solely by reason of the fact that the Executive is employed by, or rendering services to, a person, firm, corporation or other entity which conducts or provides services to (or may be planning to conduct or provide services to) a Competitive Business, so long as the Executive's employment is, or his services rendered are, solely in connection with businesses of such person, firm, corporation or other entity which are not Competitive

Businesses and which do not involve the provision of services to any Competitive Business, and the Executive has no direct or indirect authority or involvement in connection with any Competitive Business conducted (or planned to be conducted), or any services provided (or planned to be provided) to any Competitive Business, by such person, firm, corporation or other entity.

                           (c)  While the Executive continues to be an employee
of the Company and for the two-year period immediately following his Date of Termination, the Executive shall not, except as permitted by the Company upon its prior written consent, attempt, directly or indirectly, to induce any employee employed by or performing services for the Company, or any subsidiary or affiliate of the Company ("Another Employee"), to be employed or perform services elsewhere; provided, however, the Executive shall not be deemed to have induced Another Employee to be employed or perform services elsewhere solely as a result of any actions properly taken in the performance of his duties hereunder. If the Executive engages in discussions with an entity other than the Company, its subsidiaries or affiliates about his own subsequent employment or performance of services for such entity or makes plans to establish an entity by which he will be employed or for which he will perform services (in either case, the "Subsequent Employer"), the Executive shall not discuss with Another Employee (or communicate to Another Employee in any manner) the possibility of the employment of Another Employee, or the engagement of Another Employee to perform services, by the Subsequent Employer.

                           (d)  Any violation by the Executive of Section 12
hereof, occurring after the Date of Termination, shall entitle the Company to cease making any payments and providing any welfare benefits otherwise required under Section 7(c) hereof (provided that the Company's post-termination obligations with respect to CARs which are provided for in Section 4(d) hereof shall not be subject to this provision). Additionally, the Company shall have the right and remedy to have the provisions of this Section 12 specifically enforced, including by temporary and/or permanent injunction, it being acknowledged and agreed that any such violation may cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. The Company shall in any event have the right to seek damages for any breach of this Section 12.

                  13. Independence and Severability of Section 12 Provisions. Each of the rights and remedies enumerated in Section 12 shall be independent of the others and shall be severally enforceable and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity. If any of the covenants contained in Section 12 or if any of the rights or remedies enumerated in Section 12, or any part of any of them, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any of the covenants contained in Section 12 is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court or arbitrator making such determination shall have the authority to reduce the duration and/or area of such provi sion, and in its reduced form said provision shall then be enforceable.

                  14. Guarantee. The Original Shareholders, in proportion to their respective ownership interests (as such interests may vary from time to time) in the Company, severally and unconditionally guarantee prompt payment of all amounts that become due and owing to the Executive from the Company under this Agreement; provided that at such time, if any, as the "DTS Systems Transfers" are fully "consummated" (with the quoted terms having the same meaning as in the DMT, L.L.C. Agreement), such guarantee shall automatically terminate and be of no further force or effect, except with respect to the guarantee of the Company's obligations under Section 10(a) hereof, which guarantee shall be governed by the provisions of Section 10(c) hereof. Each of the Original Shareholders hereby represents and warrants, as to itself, that it is fully authorized and empowered to enter into this Agreement to the extent provided in the first paragraph hereof and that the performance of its obligations under this Agreement does not violate any law, regulation or order, or any agreement between it and any other person or entity.

                  15. Arbitration. Any controversy or claim arising out of or relating to this Agreement, any amendment of this Agreement, or any breach of any of the foregoing, shall, at the election of the Company or the Executive, be settled by confidential arbitration, to be held in Washington D.C., in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator(s) shall apply the provisions of this Agreement strictly as written (unless doing so violates the clear intent of this Agreement), and shall explain the reasons and basis of his (their) award in detail and in writing. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. All costs and expenses relating to any controversy or claim that is arbitrable under this Section (including reasonable attorney's fees of the Executive) shall be paid by the Company promptly on written demand, except that the arbitrator(s) are authorized to require reim bursement of the Company for moneys paid by it pursuant to this sentence if the arbitrator(s) determine that the substantive positions of the Executive in the arbitration were entirely without merit. Pending final resolution of any arbitration or court proceeding, the Company shall continue prompt payment of all amounts due the Executive under this Agreement or any amendment thereof and prompt provision of all benefits to which the Executive or his beneficiaries are entitled. Notwithstanding the foregoing, nothing contained in this Section 15 shall limit a party's right to seek equitable relief in any court of competent jurisdiction.

                  16.  Successors; Binding Agreement.

   (a) No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or in connection with the sale or liquidation of all or substantially all of the assets of the Company, or in connection with the disposition of the business of the Company substantially as an entirety, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company under this Agreement, either contractually or as a matter of law.

                           (b)  This Agreement and all rights of the Executive
hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

                  17.  Notice.

                           (a)  For the purposes of this Agreement, notices,
demands and all other communications provided for in this Agreement shall be in writing and shall be addressed as follows:

                  If to the Executive:

                    Mr. Alex J. Mandl



                  If to the Company:

                    Associated Communications, L.L.C.
                    c/o The Associated Group, Inc.
                    680 Fifth Avenue
                    11th Floor
                    New York, NY  10019
                    Attention:  William H. Berkman
                    Facsimile No.:  212-265-6443,

                  with copies to:

                    The Associated Group, Inc.
                    Three Bala Plaza East
                    Suite 502
                    Bala Cynwyd, PA  19004

                    Attention:  David J. Berkman
                                Scott G. Bruce, Esq.
                    Facsimile No.:  610-660-4920;

                    Skadden, Arps, Slate, Meagher & Flom
                    One Beacon Street
                    Boston, MA  02108
                    Attention:  Kent A. Coit
                    Facsimile No.: 617-573-4822;

                    and

                    Digital Services Corporation
                    2300 Clarendon Boulevard
                    Suite 800
                    Arlington, Virginia  22201
                    Attention:  President

                    Attention:  General Counsel
                    Facsimile No.:  703-234-4960

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                           (b)  Notices and communications given in accordance
with the foregoing shall conclusively be deemed to have been received and to be effective on the day on which delivered to the designated recipient, or, if sent by United States certified or registered mail, postage prepaid, on the fifth business day after the day on which mailed, provided that a telecopy or cable of identical content has been sent to the relevant address specified above within two days after the posting date of such mail. "Business day" shall mean any day not a Saturday, Sunday or a legal holiday for non-government employees in the District of Columbia.

                  18. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be duly authorized by the Board. No waiver by either party hereto at any time of any prospective or past breach of any condition or provision of this Agree-ment by the other party hereto shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time (unless otherwise specified in the waiver). No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles. To the extent that the rights and obligations under this Agreement of the parties hereto and their successors, as such rights and obligations are described herein, may require performance after the termination or expiration of this Agreement, such rights and obligations shall survive the Term of this Agreement and shall be fully enforceable thereafter. In the event that any portion or aspect of any provision of this Agreement shall be deemed to be invalid or unenforceable for any reason, in whole or in part, the remainder of this Agreement shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement. The Executive shall be entitled, to the fullest extent permitted by law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executive's death. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative. The Executive agrees that he will cooperate with any application by the Company to obtain insurance to assist in funding its obligations to him under this Agreement. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement does not violate any law, regulation or order, or any agreement between it and any other person or entity. The Executive represents that there are no restrictions or limitations of any kind imposed by his current employer which would affect his ability to execute this Agreement and perform his obligations hereunder and further represents that such execution and performance will not create any liabilities to his current employer or breach the terms of any agreement to which the Executive is a party (except to the extent of triggering loss of various rights, options, and other benefits from the Executive's current employer), including without limitation, any agreement to keep in confidence the confidential or proprietary information of his current (or any prior) employer. The Executive shall not, during his employment with the Company or thereafter, disclose to the Company or otherwise use in an unauthorized manner any confidential or proprietary information of any third party, including his current (or any prior) employer. All payments and benefits provided to Executive hereunder shall be subject to applicable withholding taxes, and no such payments or benefits shall be made without adequate arrangement, reasonably acceptable to the Company, for the satisfaction of such withholding taxes. Notwithstanding any other provision of this Agreement, wherever this Agreement provides for an action to be taken, or a decision to be made, by the Company, the action or decision shall be taken or made by the Company's Board, or by such individual (including, without limitation, the Executive) or a group of individuals as shall have been duly authorized by the Company's Board.

                  19. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  21. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                    ASSOCIATED COMMUNICATIONS, L.L.C.


                                    By: /s/David J. Berkman
                                        --------------------------
                                         Name: David J. Berkman
                                         Title:


                                    EXECUTIVE


                                     /s/ Alex J. Mandl
                                    ------------------------------
                                    Alex J. Mandl

Signed and agreed upon, as to the last
sentence of Section 4(d)(I) and
Sections 4(d)(II), 4(d)(III), 4(f), (8)(a)(ii), 10(c) and 14 hereof only.

MICROWAVE SERVICES, INC.



By: /s/ David J. Berkman
   -----------------------
   Name:  David J. Berkman
   Title: Executive Vice President


DIGITAL SERVICES CORPORATION



By: /s/ Rajendra Singh
   ------------------------
   Name:  Rajendra Singh
   Title: President